EXHIBIT 99.1
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LaSalle Hotel Properties
3 Bethesda Metro Center, Suite 1200
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com



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      LASALLE HOTEL PROPERTIES ANNOUNCES PUBLIC OFFERING OF $75.0 MILLION
          IN SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES AT 7.50%


      BETHESDA, MD, AUGUST 19, 2005 -- LaSalle Hotel Properties (NYSE: LHO) today announced the public offering of $75.0 million Series D Cumulative Redeemable Preferred Shares with a fixed distribution rate of 7.50 percent per year. All of the shares are being sold by the Company. The offering is expected to close on August 24, 2005. The Company expects to list the shares on the New York Stock Exchange. The net proceeds of the offering will be used to partially fund the pending acquisition of the Westin Copley Place and repay existing indebtedness under the Company's senior unsecured credit facility.

      Raymond James & Associates, Inc. acted as the lead underwriter for this transaction. Also underwriting the deal were A.G. Edwards & Sons, Inc., KeyBanc Capital Markets, a division of McDonald Investments, Inc. and Harris Nesbitt. In addition to the 3,000,000 shares offered, the Company has granted an option to purchase up to an additional 300,000 shares to cover over-allotments, if any. A copy of the prospectus supplement relating to the shares may be obtained from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716.


LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, which owns interests in 22 upscale and luxury full-service hotels, totaling approximately 6,800 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including, Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Hilton Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.


This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking

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statements in this press release include, among others, statements about the Company's plans and ability to assume debt, issue securities, obtain financing and close certain property acquisitions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly,
(ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks and downturns in general and local economic conditions, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company's Annual Report on Form 10-K. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.



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ADDITIONAL CONTACTS:
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      Hans Weger, Chief Financial Officer, LaSalle Hotel Properties -
301/941-1500


      For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com




























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